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                                                                    EXHIBIT 99.1
                       GRIZZARD ADVERTISING INCORPORATED
 PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON                 ,
                                      1999
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Michael D. Dzvonik and Debbi Layfield, and each of them, with full power of substitution, as proxies to represent and vote as designated herein, all shares of capital stock of Grizzard Advertising Incorporated, which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of Grizzard Advertising Incorporated to be held at the headquarters, 229 Peachtree Street, N.E., Suite
900, Atlanta, Georgia on                 , 1999 at     a.m. (Atlanta time), or
any adjournments thereof.

    This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

    IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSAL OF THE BOARD OF DIRECTORS AND IN THE DISCRETION OF THE BOARD OF DIRECTORS ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

    PROPOSAL. To Approve the Agreement and Plan of Merger, dated July 8, 1999, by and among Marketing Services Group, Inc., GCG Merger Corp. and Grizzard Advertising Incorporated, and the merger of Grizzard Advertising Incorporated into GCG Merger Corp.

           For  [  ]            Against  [  ]           Abstain  [  ]
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           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL.

    PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES.
                                             Signature: ________________________
                                             Name: _____________________________
                                                          (Printed)
                                             Signature: ________________________
                                                      (If held jointly)
                                             Name: _____________________________
                                                          (Printed)
                                             Dated: ____________________________

                                             Note: This Proxy Card must be
                                             signed exactly as your name appears
                                             on your stock certificates.
                                             Executors, administrators,
                                             trustees, etc. should give full
                                             title as such. If the signatory is
                                             a corporation, please sign in full
                                             corporate name by the president or
                                             other authorized officer. If the
                                             holder is a partnership, please
                                             sign in full partnership name by an
                                             authorized person.